Exhibit 9(a)(2)

                           SCUDDER SERVICE CORPORATION
                   FEE INFORMATION FOR SERVICES PROVIDED UNDER
                      TRANSFER AGENCY AND SERVICE AGREEMENT
                             Scudder Family of Funds

Annual maintenance fee for each account

1/12th of the annual maintenance fee shall be charged and payable each month. It will be charged for any account which at any time during the month had a share balance in the fund. The minimum monthly charge to any portfolio is $1,000.

      Money Market Funds*                            $ 28.90
      Monthly Income Funds                             25.00
      Quarterly Distribution Funds                     20.40
      Annual Distribution Funds                        17.55

Other fees

New Account Set Up                                   $ 3.15 each
Disaster Recovery                                      0.25 per year
Closed Accounts                                        1.20 per year
TIN Certificates                                       0.15 each
TIN Maintenance                                        0.25 each
Check Writing:
      Set Up                                           5.00 per account
      Retail Check Clearance                           0.96 per check
      Corporate Check Clearance                        0.46 per check
Payroll Deduction Processing System (PDPS):
      Annual Base Fee                                  240,000.00
      Annual Maintenance:
              IRA                                      6.00 per account
              403B                                     7.00 per account
              401K                                     8.00 per account

Out of pocket expenses shall be reimbursed by the fund to Scudder Service Corporation or paid directly by the fund. Such expenses include but are not limited to the following:

      Telephone (portion allocable to servicing accounts)
      Postage, overnight service or similar services
      Stationery and envelopes
      Shareholder Statements - printing and postage
      Checks - stock supply, printing and postage
      Data circuits
      Lease and maintenance of S.A.I.L. and Easy Access
      Forms
      Microfilm and microfiche
      Expenses incurred at the specific direction of the fund

Payment

The above will be billed within the first five (5) business days of each month and will be paid by wire within five (5) business days of receipt.

On behalf of the Funds listed in Attachment A:      Scudder Service Corporation:


By /s/ David S. Lee                                 By  /s/ Illegible
  --------------------------------------------        --------------------------


Date     October 2, 1989                            Date    October 2, 1989
    ------------------------------------------          ------------------------


* SCIT per account change is $25.78

                                  ATTACHMENT A

                      TRANSFER AGENCY AND SERVICE AGREEMENT


Money Market Accounts

      Scudder California Tax Free Money Fund
      Scudder Cash Investment Trust
      Scudder Government Money Fund
      Scudder New York Tax Free Money Fund
      Scudder Tax Free Money Fund

Monthly Income Funds

      Scudder California Tax Free Fund
      Scudder GNMA Fund
      Scudder High Yield Tax Free Fund
      Scudder International Bond Fund
      Scudder Managed Municipal Bonds
      Scudder Massachusetts Tax Free Fund
      Scudder New York Tax Free Fund
      Scudder Ohio Tax Free Fund
      Scudder Pennsylvania Tax Free Fund
      Scudder Short Term Bond Fund
      Scudder Tax Free Target Fund - 1990 Portfolio
      Scudder Tax Free Target Fund - 1993 Portfolio
      Scudder Tax Free Target Fund - 1996 Portfolio

Quarterly Distribution Funds

      Scudder Equity Income Fund
      Scudder Growth and Income Fund
      Scudder Income Fund

Annual Distribution Funds

      Scudder Capital Growth Fund
      Scudder Development Fund
      Scudder Global Fund
      Scudder Gold Fund
      Scudder International Fund
      Scudder US. Government Zero Coupon Target 1990 Portfolio
      Scudder US. Government Zero Coupon Target 1995 Portfolio
      Scudder US. Government Zero Coupon Target 2000 Portfolio


October 2, 1989